EXHIBIT 4.1
EXHIBIT 4.1 C1234567890 (BAR CODE) 104598 INCORPORATED UNDER THE LAWS OF NEVADA NUMBER SHARES (CRYPHON GOLD LOGO) * * * * 0 * * * * * * * * * ZQ 123456 * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * THIS CERTIFIES THAT CUSIP 40052G 10 7 SPECIMEN ISIN US 40052G1076 SEE REVERSE FOR CERTAIN DEFINITIONS is the registered holder of * * * ZERO * * * FULLY PAID AND NON-ASSESSABLE COMMON SHARES $0.001 PAR VALUE IN THE CAPITAL OF GRYPHON GOLD CORPORATION transferable on the books of the Corporation only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. Dated: [date] COUNTERSIGNED AND REGISTERED COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY INC. COMPUTERSHARE INVESTOR SERVICES INC. TRANSFER AGENTAND REGISTRAR TRANSFER AGENTAND REGISTRAR (DENVER) (TORONTO) (VOID STAMP) /s/ illegible Secretary By By -------------------------------- ---------------------------------- Authorized Officer Authorized Officer /s/ illegible Chairman of the Board The shares represented by this certificate are transferable at the offices of Computershare Trust Company Inc. in Denver, CO and Computershare Investor Services Inc. in Toronto, ON. SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITTE AU VERSO (BAR CODE)

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

* Please insert Social Insurance, Tax Identification, or other identifying number of transferee.

For value received the undersigned hereby sells, assigns and transfers unto

____

Insert name and address of transferee

____

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ the attorney

of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED: ____________________ ____________________ ____________________

Signature of Shareholder   Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank, a major trust company in Canada or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare's Privacy Notice:
In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



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